                                                                    EXHIBIT 10.4






                PMA CAPITAL CORPORATION (FORMERLY PMC) EXECUTIVE
                           DEFERRED COMPENSATION PLAN
                 (AMENDED AND RESTATED AS OF DECEMBER 7, 1998)

                PMA CAPITAL CORPORATION (FORMERLY PMC) EXECUTIVE
                ------------------------------------------------

                           DEFERRED COMPENSATION PLAN
                           --------------------------


                               TABLE OF CONTENTS
                               -----------------
                                                                            PAGE
                                                                            ----
INTRODUCTION                                                                 1

ARTICLE I. - DEFINITIONS.................................................... 1
         1.1  "Administrator"............................................... 1
         1.2  "Beneficiary"................................................. 1
         1.3  "Benefit Distribution Date"................................... 1
         1.4  "Committee"................................................... 1
         1.5  "Compensation"................................................ 1
         1.6  "Code"........................................................ 2
         1.7  "Deferral Agreement".......................................... 2
         1.8  "Deferred Benefit Accounts"................................... 2
         1.9  "Determination Date".......................................... 2
        1.10  "Disability".................................................. 2
        1.11  "Early Retirement Age"........................................ 2
        1.12  "Education Account"........................................... 2
        1.13  "Eligible Dependent".......................................... 2
        1.14  "Eligible Employee"........................................... 3
        1.15  "Employers"................................................... 3
        1.16  "Enrollment Period"........................................... 3
        1.17  "Executive Deferral Contribution"............................. 3
        1.18  "Fixed Period Benefit Account"................................ 3
        1.19  "Investment Fund" or "Fund"................................... 3
        1.20  "Matching Contribution"....................................... 3
        1.21  "Participant"................................................. 3
        1.22  "Plan"........................................................ 3
        1.23  "Plan Sponsor"................................................ 3
        1.24  "Plan Year"................................................... 4
        1.25  "Restatement Effective Date".................................. 4
        1.26  "Retirement".................................................. 4
        1.27  "Retirement Account".......................................... 4
        1.28  "Retirement Age".............................................. 4
        1.29  "Vested"...................................................... 4

ARTICLE II. - MEMBERSHIP IN THE PLAN........................................ 4

         2.1  Commencement of Participation................................  4
         2.2  Procedure For and Effect of Admission........................  4
         2.3  Cessation of Participation...................................  4
         2.4  Recommencement of Participation..............................  5

ARTICLE III. - PLAN CONTRIBUTIONS..........................................  5
         3.1  Executive Deferral Contribution..............................  5
         3.2  Rules Governing Executive Deferral Contributions.............  5
         3.3  Matching Contribution........................................  5

ARTICLE IV. - PARTICIPANTS' ACCOUNTS.......................................  6
         4.1  Establishment of Accounts....................................  6
         4.2  Executive Benefit Allocation.................................  6
         4.3  Irrevocable Allocation.......................................  6
         4.4  Pre-1993 Directed Adjustment of Deferred Benefit Accounts....  6
         4.5  Post-1992 Directed Adjustment of Deferred Benefit Accounts...  7
         4.6  Administration of Investments................................  7
         4.7  Valuation of Deferred Benefit Accounts.......................  7
         4.8  Suballocation Within the Deferred Benefit Accounts...........  7
         4.9  Investment Obligation of the Employer........................  8

ARTICLE V. - VESTING.......................................................  8
         5.1  Vesting Schedule.............................................  8
         5.2  Forfeitures..................................................  9

ARTICLE VI. - BENEFITS.....................................................  9
         6.1  Retirement Account...........................................  9
         6.2  Education Account............................................ 10
         6.3  Fixed Period Benefit Account................................. 10
         6.4  Restructuring of Deferred Benefit Accounts................... 11
         6.5  Tax Withholding.............................................. 11

ARTICLE VII. - ADMINISTRATION.............................................. 11
         7.1  Appointment of Administrator................................. 11
         7.2  Administrator's Responsibilities............................. 11
         7.3  Records and Accounts......................................... 12
         7.4  Administrator's Specific Powers and Duties................... 12
         7.5  Employer's Responsibility to Administrator................... 13
         7.6  Expenses.                                                     13
         7.7  Liability.................................................... 13
         7.8  Indemnification.............................................. 13
         7.9  Procedure to Claim Benefits.................................. 13

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ARTICLE VIII. - AMENDMENT AND TERMINATION.................................. 14
         8.1  Plan Amendment............................................... 14
         8.2  Termination of the Plan...................................... 14
         8.3  Amendment or Termination Procedure........................... 14

ARTICLE IX. - MISCELLANEOUS................................................ 15
         9.1  Funding...................................................... 15
         9.2  No Assignment Permitted...................................... 15
         9.3  Supplemental Benefits........................................ 15
         9.4  Governing Law................................................ 15
         9.5  Jurisdiction................................................. 15
         9.6  Payments to Minors and Incompetents.......................... 15
         9.7  Binding Terms................................................ 15
         9.8  Status of Employment......................................... 16
         9.9  Severability................................................. 16
        9.10  Spendthrift Provision........................................ 16
        9.11  Headings..................................................... 16
        9.12  Rules of Interpretation...................................... 16

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                                  INTRODUCTION

     PMA CAPITAL CORPORATION (formerly Pennsylvania Manufacturers Corporation), a Pennsylvania corporation, maintains the PMC Deferred Compensation Plan (the "PMC Plan") and is the Plan Sponsor of the PMC Plan.

     The PENNSYLVANIA MANUFACTURERS' ASSOCIATION INSURANCE COMPANY, PMA REINSURANCE CORPORATION, PENNSYLVANIA MANUFACTURERS ASSOCIATION, CALIBER ONE INDEMNITY COMPANY, AND CALIBER ONE MANAGEMENT CORPORATION have adopted the PMC Plan with the consent of the Board of Directors of the Plan Sponsor.

     The Employee Benefits Plan Committee of the Plan Sponsor has reserved the right in Section 8.1 of the PMC Plan to amend the PMC Plan at any time subject to certain inapplicable limitations.

     The Employee Benefits Plan Committee now desires to amend and restate the PMC Plan in order to change its name to the PMA CAPITAL CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN effective December 7, 1998, to reflect the change of Pennsylvania Manufacturers Corporation's name to PMA CAPITAL CORPORATION.

     Accordingly, the Employee Benefits Committee hereby amends the PMC PLAN as follows:


                            ARTICLE I. - DEFINITIONS


      1.1 "Administrator" means the Committee unless some other individual or individuals have been appointed in lieu thereof by the Plan Sponsor's Board of Directors.

      1.2 "Beneficiary" means the person, persons, trust or other entity, designated by written revocable designation filed with the Administrator by a Participant to receive payments in the event of the Participant's death.

      1.3 "Benefit Distribution Date" means a future date selected by a Participant, within guidelines established by the Administrator, on which the Participant shall be entitled to a supplemental benefit pursuant to this Plan equal to all or a designated portion of the balance of his Fixed Period Benefit Account.

      1.4 "Committee" means the Plan Sponsor's Employee Benefits Plan Committee, as from time to time constituted.

      1.5 "Compensation" means a Participant's rate of base pay or salary, including Executive Deferral Contributions made hereunder and any pre-tax elective deferrals to any Employer sponsored retirement savings plan or cafeteria plan, qualified pursuant to
Section 401(k) or 125 of the Code, but excluding bonuses and overtime, all other Employer contributions to benefit plans and all other forms of remuneration or reimbursement.

      1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      1.7 "Deferral Agreement" means a written agreement between a Participant and the Employer, whereby a Participant agrees to defer a portion of his Compensation and the Employer agrees to provide benefits pursuant to the provisions of the Plan.

      1.8 "Deferred Benefit Accounts" means the bookkeeping accounts which are credited with a Participant's Executive Deferral and Matching Contributions and which may take the form of one or more of the following: a Retirement Account, an Education Account and a Fixed Period Benefit Account.

      1.9 "Determination Date" shall mean March 31, June 30, September 30 and December 31 of each calendar year and, for each Participant, his date of death, Retirement, or other termination of employment.

      1.10 "Disability" means for Plan Years prior to January 1, 1994 an illness or injury which completely prevents a Participant from performing the Participant's occupation. For Plan Years commencing on or after January 1, 1994, Disability means a medically determinable physical or mental impairment of a Participant which is of such severity as to make him eligible for benefits under the Employer's group long-term disability insurance policy. Disability shall be determined in a uniform manner by the Administrator.

      1.11 "Early Retirement Age" means for Plan Years prior to January 1, 1993 the date on which the Participant has attained age 55 and has completed at least 5 years of employment with the Employer. For Plan Years commencing on and after January 1,1993, Early Retirement Age means a Participant's 50th birthday, provided the Participant shall have completed at least 5 years of service (as defined in Section 5.1 hereof) and further provided that the sum of the Participant's age (at his last birthday) and years of service on the date of retirement is at least 60. If the sum of a Participant's age and years of service by the date of the Participant's 50th birthday is less than 60, the Participant's Early Retirement Age shall be attained on the date on which the sum of the Participant's age and years of service reaches 60.

      1.12 "Education Account" means a Deferred Benefit Account established pursuant to Section 4.1 hereof.

      1.13 "Eligible Dependent" means an individual who is a child or stepchild or who is otherwise identified as a dependent of a Participant for federal income tax purposes who is living at any time throughout the Enrollment Period and who is either (i) younger than the age of 14 or (ii) younger than the age of 18, but for whom a subaccount was initially established, pursuant to Section

4.8 hereof, prior to said dependent attaining the age of 14. Notwithstanding the foregoing, "age 16" shall be substituted for each reference to "age 14" in this
Section 1.13 with respect to Plan Years commencing after December 31, 1991.

      1.14 "Eligible Employee" means such officers and other highly compensated employees of the Employer who are identified and approved by the Committee.

      1.15 "Employers" means the PLAN SPONSOR, PENNSYLVANIA MANUFACTURERS' ASSOCIATION INSURANCE COMPANY, PMA REINSURANCE CORPORATION, PENNSYLVANIA MANUFACTURERS ASSOCIATION, CALIBER ONE INDEMNITY COMPANY, AND CALIBER ONE MANAGEMENT CORPORATION, as well as any other related employer which adopts this Plan with the consent of the Plan Sponsor's Board of Directors. Each use of the singular shall be deemed a reference to each of the Employers individually.

      1.16 "Enrollment Period" means the 61 day period ending on each December 31st.

      1.17 "Executive Deferral Contribution" means the Plan contribution described in Section 3.1 hereof.

      1.18 "Fixed Period Benefit Account" means a Deferred Benefit Account established pursuant to Section 4.1 hereof.

      1.19 "Investment Fund" or "Fund" means the investments described in
Section 4.4 hereof which shall serve as the means for measuring value increases or decreases with respect to a Participant's Deferred Benefit Accounts, provided that after December 31, 1992 Investment Fund or Fund means any of the mutual funds which comprise The Vanguard Group of Investment Companies, other than any such fund which is offered only to participants in tax-qualified retirement plans.

      1.20 "Matching Contribution" means the Plan contribution described in
Section 3.3 hereof.

      1.21 "Participant" means an Eligible Employee who has met the conditions for participation as set forth in Article II hereof.

      1.22 "Plan" means the PMA CAPITAL CORPORATION (FORMERLY PMC) EXECUTIVE DEFERRED COMPENSATION PLAN as amended and restated in this instrument and as it may be further amended from time to time.

      1.23 "Plan Sponsor" means PMA CAPITAL CORPORATION (formerly Pennsylvania Manufacturers Corporation), a Pennsylvania corporation.

      1.24 "Plan Year" means the period from February 1, 1988 through December 31, 1988 and thereafter, the twelve (12) consecutive month period beginning on each January 1 and ending on each December 31.

      1.25 "Restatement Effective Date" means December 7, 1998.

      1.26 "Retirement" means any severance from full-time employment by a Participant after attaining his Retirement Age or Early Retirement Age.

      1.27 "Retirement Account" means a Deferred Benefit Account established pursuant to Section 4.1 hereof.

      1.28 "Retirement Age" means that date on which a Participant attains age
65.

      1.29 "Vested" means the balance in a Participant's Deferred Benefit Accounts to which the Participant has a nonforfeitable right, as defined in
Section 5.1 hereof.


                      ARTICLE II. - MEMBERSHIP IN THE PLAN

      2.1 Commencement of Participation.  Each Eligible Employee who is an
          -----------------------------
Eligible Employee at any time during the Enrollment Period for any Plan Year shall be eligible to become a Participant in the Plan as of the first day of such Plan Year. Notwithstanding the foregoing, each employee who first becomes an Eligible Employee during the course of a Plan Year shall be eligible to become a Participant with respect to said Plan Year during a thirty day period commencing on the first day on which he is designated as an Eligible Employee.

      2.2 Procedure For and Effect of Admission.  Each individual who becomes
          -------------------------------------
eligible to participate in this Plan shall complete such forms and provide such data as are reasonably required by the Administrator as a condition of such participation. By becoming a Participant, each Eligible Employee shall for all purposes be deemed conclusively to have assented to the provisions of this Plan and all amendments hereto.

      2.3 Cessation of Participation.  A Participant shall cease to be a
          --------------------------
Participant the earlier of:

          A.  The date on which the Plan terminates, or

          B.  The date on which he ceases to be an Eligible Employee.

Notwithstanding the foregoing, a Participant who is absent by reason of an authorized leave of absence shall remain a Participant for so long as such authorized absence continues, but shall be ineligible for further contributions to his Deferred Benefit Account, as described in Article III hereof. Moreover, a former active Participant, including, without limitation, any individual who is no longer an Eligible Employee, will be deemed a Participant, for all purposes with respect to the Plan, except contributions as described in Article III hereof, as long as such former active Participant retains a benefit pursuant to the terms of Article VI hereof.

      2.4 Recommencement of Participation.  A former active Participant may
          -------------------------------
recommence participation following his reemployment or upon his again becoming an Eligible Employee during the thirty (30) day period commencing on the first day after the Committee confirms his status as an Eligible Employee.


                        ARTICLE III - PLAN CONTRIBUTIONS

      3.1 Executive Deferral Contribution.  Subject to the provisions of Section
          -------------------------------
3.2 hereof, each Eligible Employee may authorize the Employer to reduce his Compensation by any fixed dollar amount and to have a corresponding amount credited to his Deferred Benefit Accounts, in accordance with Section 4.2 hereof. Each Eligible Employee shall file a Deferral Agreement with the Administrator prior to the date on which the Participant performs services with respect to which the Compensation deferred hereunder is earned.

      3.2 Rules Governing Executive Deferral Contributions
          ------------------------------------------------

          A. Throughout any one Plan Year, a Participant may not defer less than $1,000 (excepting Plan Years in which the Participant elects not to defer any portion of his Compensation) or more than 25% of his Compensation, provided that this percentage limitation shall no longer apply to Plan Years beginning after December 31, 1993.

          B. A Participant shall not elect a Benefit Distribution Date with respect to a Fixed Period Benefit Account which occurs prior to the beginning of the third Plan Year following the Enrollment Period in which the Benefit Distribution Date is elected.

          C. The amount of Compensation that a Participant elects to defer shall be credited to the Participant's Deferred Benefit Accounts during each Plan Year on or about that date on which the Participant is paid the nondeferred portion of the Compensation which is the source of the deferral.

          D. An election to defer Compensation pursuant to this Plan is irrevocable and shall continue until the earlier of the Employee's termination of employment or the end of the Plan Year for which the deferral is effective.

      3.3 Matching Contribution.  The Employer shall make a Matching
          ---------------------
Contribution for each Eligible Employee which shall equal $1.00 for each $1.00 of Executive Deferral Contribution. Notwithstanding the foregoing, no Matching Contribution shall be made with respect to a Participant's Executive Deferral Contribution in excess of 5% of his Compensation in effect on the

December 31st immediately preceding the Plan Year for which the Matching Contribution is being made and no Matching Contribution shall be made hereunder to the extent that the sum of such Matching Contribution and the matching contribution made on a Participant's behalf to the Employer's Section 401(k) plan also would exceed 5% of the Participant's Compensation in effect on the December 31st immediately preceding the Plan Year for which the Matching Contribution is being made.


                      ARTICLE IV. - PARTICIPANTS' ACCOUNTS

      4.1 Establishment of Accounts.  One or more of the following Deferred
          -------------------------
Benefit Accounts shall be established with respect to each Participant:

          A.  Retirement Account

          B.  Education Account

          C.  Fixed Period Benefit Account

     All contributions on behalf of a Participant shall be deposited to the appropriate Deferred Benefit Accounts, in accordance with Section 4.2 hereof.

      4.2 Executive Benefit Allocation.  Each Eligible Employee shall submit to
          ----------------------------
the Administrator before the close of the Enrollment Period for each Plan Year, a written statement specifying the Eligible Employee's allocation of his anticipated contributions with respect to his Deferred Benefit Accounts.

      4.3 Irrevocable Allocation.  Except as provided in Section 6.4 hereof,
          ----------------------
once an Eligible Employee has allocated anticipated contributions under the Plan and the Plan Year has begun, he may not modify, alter, amend or revoke said allocation. Notwithstanding the foregoing, a Participant may, prior to the commencement of a new Plan Year, elect to modify, alter, amend or revoke his future allocations to his Deferred Benefit Accounts, effective the first day of such Plan Year.

      4.4 Pre-1993 Directed Adjustment of Deferred Benefit Accounts.  For Plan
          ---------------------------------------------------------
Years commencing prior to January 1, 1993 and except as provided herein, a Participant may direct that his Deferred Benefit Accounts be valued, in accordance with Section 4.7 hereof, as if the account were invested in one or both of the following Investment Funds:

          INVESTMENT FUND                TYPE OF INVESTMENT
          ---------------                ------------------

          Guaranteed Fund                An income fund which offers a
                                         guaranteed rate of return on an
                                         annual basis.

          Equity Fund                    A common stock fund with an objective
                                         of long-term growth of capital and
                                         income through investment in a
                                         portfolio of "blue chip" stocks.

     A Participant shall submit to the Administrator in writing his investment selection. The Participant may select one or both of the Investment Funds in multiples of 25%. A Participant may make a separate selection with respect to each of his Deferred Benefit Accounts.

      4.5 Post-1992 Directed Adjustment of Deferred Benefit Accounts.  For Plan
          ----------------------------------------------------------
Years commencing on and after January 1, 1993 and except as provided herein, a Participant may direct that his Deferred Benefit Accounts be valued, in accordance with Section 4.7 hereof, as if the balance in the account were invested in one or more of the Investment Funds. The Participant may select to invest in one or more Investment Funds, but not more than four (4) (or such greater number as the Administrator may determine from time to time) in multiples of 25% (or such smaller percentage as the Administrator may determine from time to time). A Participant may make a separate selection with respect to each of his Deferred Benefit Accounts, but overall the Participant may not have investments in more than four (4) (or such greater number as the Administrator may determine from time to time) Investment Funds.

      4.6 Administration of Investments.  The investment gain or loss with
          -----------------------------
respect to contributions made to the Deferred Benefit Accounts on behalf of a Participation shall continue to be determined in the manner selected by the Participant, pursuant to Section 4.4 or 4.5 hereof (whichever is applicable), until a new designation is filed with the Administrator. If any Participant fails to file a designation, he shall be deemed to have elected to continue to follow the investment designation, if any, in effect for the immediately preceding Plan Year. A designation filed by a Participant changing his Investment Funds shall apply to future contributions and/or amounts already accumulated in his Deferred Benefit Accounts. A Participant may change his investment selection two (2) times throughout the course of each Plan Year beginning before January 1, 1994 and may change his investment selection on a quarterly basis during each Plan Year commencing on or after January 1, 1994.

      4.7 Valuation of Deferred Benefit Accounts.  The Deferred Benefit Accounts
          --------------------------------------
of each Participant shall be valued daily based upon the performance of the Investment Fund or Funds selected by the Participant. Such valuation shall reflect the net asset value expressed per share of each designated Investment Fund. The fair market value of an Investment Fund shall be determined by the Administrator. Each Deferred Benefit Account shall be valued separately. A valuation summary shall be prepared on each Determination Date.

      4.8 Suballocation Within the Deferred Benefit Accounts.
          --------------------------------------------------

          A. In the event a Participant shall allocate a portion of his anticipated contributions to an Education Account, the Participant may further allocate amongst subaccounts on behalf of any Eligible Dependent. In the absence of such suballocation, all contributions to the

     Participant's Education Account shall be equally allocated to the Participant's Eligible Dependents.

          B. In the event a Participant shall allocate a portion of his anticipated contributions to a Fixed Period Benefit Account, the Participant may further allocate amongst subaccounts differentiated by Benefit Distribution Dates.

          C. Notwithstanding the foregoing, at any point in time, a Participant may not have more than a total of five (5) Accounts and subaccounts.

          D. A Participant's election pursuant to Section 4.4 or 4.5 hereof, whichever is applicable, shall apply uniformly to each subaccount established pursuant to this Section 4.8.

      4.9 Investment Obligation of the Employer.  Benefits are payable as they
          -------------------------------------
become due irrespective of any actual investments the Employer may make to meet its obligations. Neither the Employer, nor any trustee (in the event the Employer elects to use a grantor trust to accumulate funds) shall be obligated to purchase or maintain any asset, and any reference to investments or Investment Funds is solely for the purpose of computing the value of benefits. To the extent a Participant or any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than the right of any unsecured creditor of the Employer. Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Employer and the Participants or any other persons or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Employer.


                              ARTICLE V. - VESTING

      5.1 Vesting Schedule.  A Participant shall have a fully Vested interest
          ----------------
with respect to the Executive Deferral Contributions to his Deferred Benefit Accounts, in all instances. A Participant's Vested interest in the Matching Contributions to his Deferred Benefit Accounts shall be determined by the occurrence of the following events:

          A.  100% Vested upon death or Disability;

          B. 100% Vested upon the attainment of his Retirement Age or Early Retirement Age;

          C.  100% Vested upon Plan termination pursuant to Section 8.3 hereof;
     or

          D. Except as otherwise stated above, the Participant's Vested interest in the Matching Contributions made to his Deferred Benefit Accounts shall be 100% after the completion of one year of service. As used herein, year of service means a consecutive 12-month period for which the Participant has been employed as a full-time Employee of the Employer.

      5.2 Forfeitures.  The Vested portion of the Matching Contributions
          -----------
allocated to the Participant's Deferred Benefit Accounts shall be determined in accordance with Section 5.1 hereof. The non-Vested portion shall be forfeited and shall be used to reduce future Matching Contributions to the Plan.


                             ARTICLE VI. - BENEFITS

      6.1 Retirement Account.
          ------------------

          A. If a Participant remains continuously employed by the Employer until the earlier of his termination on or after his Retirement Age, Early Retirement Age, death, or Disability, the Employer shall pay to the Participant or to the Participant's Beneficiary, if applicable, a supplemental benefit equal to the balance in the Participant's Retirement Account, determined pursuant to Section 4.7 hereof.

          B. If a Participant should terminate employment for any reason other than one of those described in Paragraph A., above, the Employer shall pay to the Participant or to the Participant's Beneficiary, if applicable, a supplemental benefit equal to the Vested balance in the Participant's Retirement Account, determined pursuant to Section 4.7 hereof.

          C. In the event of a Participant's termination of employment for any reason, including, but not limited to, Retirement or death, the benefit to be paid to the Participant or Beneficiary, if applicable, shall take the form of a lump sum payment, installment payments or any combination of those two forms, as the Participant or Beneficiary, if applicable, may elect, provided that all payments hereunder must be completed by no later than the third January 1st following the end of the calendar year in which the Participant's termination of employment occurs (the "Maximum Deferral Date"). If a Participant dies prior to receiving all of the payments to which the Participant is entitled pursuant to the payment schedule he elected, the remaining payments shall be made to the Participant's Beneficiary.

          D. In addition to electing the form of payment, the Participant shall also elect the date on which the payments shall commence, provided that the payment of the balance, if any, in a Fixed Period Benefit Account may continue to commence on its scheduled Benefit Distribution Date. Notwithstanding the foregoing, in no event shall any payment of the Participant's supplemental benefit commence on any date which follows the Maximum Deferral Date.

          E. Notwithstanding any provision hereof to the contrary, if at the time benefits are to be paid, the Participant's Retirement Account has a Vested balance of less than $10,000, the Administrator has the option of directing that the Participant's benefit hereunder shall be paid to the Participant as a lump sum on the first day of the first month following the Participant's date of termination.

      6.2 Education Account.
          -----------------

          A. If a Participant remains continuously employed by the Employer until January 1 of the calendar year in which an Eligible Dependent of the Participant attains a Determination Age, the Employer shall pay to the Participant a supplemental benefit, as soon as administratively possible, determined as follows:

          ELIGIBLE DEPENDENT'S           PERCENTAGE OF ELIGIBLE
            DETERMINATION AGE            DEPENDENT'S SUBACCOUNT
            -----------------            ----------------------

               18                         25%
               19                         33%
               20                         50%
               21                         100%

          B. If a Participant should terminate his employment for any reason while having a balance in his Education Account, the Vested portion of the balance either shall be distributed in accordance with any pre-existing distribution schedule or shall be transferred to an existing or new Retirement Account and distributed to the Participant or Beneficiary, if applicable, in accordance with Section 6.1 hereof, as the Participant may elect, but regardless of which option the Participant elects, all distributions must be completed by the Maximum Deferral Date.

      6.3 Fixed Period Benefit Account.
          ----------------------------

          A. If a Participant remains continuously employed by the Employer until a designated Benefit Distribution Date, the Employer shall pay to the Participant a supplemental benefit equal to the Vested balance of the Participant's subaccount which has been earmarked with respect to said Benefit Distribution Date.

          B. If a Participant should terminate his employment for any reason while having a Vested balance in his Fixed Period Benefit Account, the Vested balance either shall be distributed in accordance with any pre-existing distribution schedule or shall be transferred to an existing or new Retirement Account and distributed to the Participant or Beneficiary, if applicable, in accordance with Section 6.1 hereof, as the Participant may elect, but regardless of which option the Participant elects, all distributions must be completed by the Maximum Deferral Date.

      6.4 Restructuring of Deferred Benefit Accounts.  In accordance with
          ------------------------------------------
whatever rules and regulations may be adopted by the Administrator and subject to the restrictions set forth hereafter, a Participant may elect to restructure the Deferred Benefit Accounts to which Executive Deferral and Matching Contributions have been credited. A Participant restructures any of his Deferred Benefit Accounts by transferring all or any portion of the balance in one or more of the Deferred Benefit Accounts to one or more of the other Deferred Benefit Accounts. The following restrictions shall apply to any such transfers:

          A. Each election to restructure must be made during an Enrollment Period, but no later than during the Enrollment Period for the Plan Year in which a Benefit Distribution Date, Determination Date or any other payment date is scheduled to occur, provided that a restructuring election for the Plan Year beginning on January 1, 1994 may be made at any time during the annual Enrollment Period.

          B. In the event a restructuring will result in a further deferral of the Vested balance in one or more of the Participant's Deferred Benefit Accounts, the initial payment date for such further deferral may be no earlier than the second January 1st following the January 1st of the Plan Year in which the distribution would otherwise have been made.

          C. In the event a restructuring will result in an acceleration of the distribution of the Vested balance in one or more Deferred Benefit Accounts, the initial payment date for such accelerated deferral must occur no earlier than the third January 1st following the Enrollment Period in which the restructuring is elected.

      6.5 Tax Withholding.  To the extent required by the law in effect at the
          ---------------
time benefits are distributed pursuant to this Article VI, the Employer or its agents shall withhold any taxes required by the federal or any state or local government from payments made hereunder.


                          ARTICLE VII - ADMINISTRATION

      7.1 Appointment of Administrator.  The Administrator shall be the person
          ----------------------------
designated pursuant to Section 1.1 hereof. The Administrator may be removed by the Plan Sponsor's Board of Directors at any time and he may resign at any time by submitting his resignation in writing to the Plan Sponsor. Moreover, if the Administrator is an employee of the Employer, such individual shall be deemed to have resigned on the date his employment is terminated should he not have resigned or been removed prior to that date. A new Administrator shall be appointed as soon as possible in the event that the Administrator is removed or resigns from his position. Any person so appointed shall signify his acceptance by filing a written acceptance with the Plan Sponsor.

      7.2 Administrator's Responsibilities.  The Administrator is responsible
          --------------------------------
for the day to day operation and administration of the Plan. He may appoint other persons or entitles to perform any of his discretionary or ministerial functions. Such appointment shall be made and accepted by the appointee in writing. The Administrator and any such appointee may employ advisors and other persons necessary or convenient to help him carry out his duties including, but not limited to, his discretionary duties. The Administrator shall have the right to remove any such appointee from his position. Any person, group of persons, or entity may serve in more than one fiduciary capacity.

      7.3 Records and Accounts.  The Administrator shall maintain or shall cause
          --------------------
to be maintained accurate and detailed records and accounts of Participants and of their rights under the Plan and of all investments, receipts, disbursements and other transactions. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Employer and by persons designated thereby.

      7.4 Administrator's Specific Powers and Duties.  In addition to other
          ------------------------------------------
powers, rights and duties set forth elsewhere in the Plan, the Administrator shall have the following powers and duties:

          A. To appoint, retain, and terminate such persons as it deems necessary or advisable to assist in the administration of the Plan or to render advice with respect to the responsibilities of the Administrator under the Plan, including accountants, actuaries, attorneys and physicians;

          B. To make use of the services of the employees of the Employer in administrative matters;

          C. To obtain and act on the basis of all tables, valuations, certificates, opinions, and reports furnished by the persons described in Paragraph A. or B., above. Any determination of Actuarially Equivalent benefits by the actuary selected by the Administrator shall be conclusive and binding on the Employer, the Administrator and all Participants;

          D. To determine all benefits and resolve all questions pertaining to the administration and interpretation of the Plan provisions, either by rules of general applicability or by particular decisions. To the maximum extent permitted by law, all interpretations of the Plan and other decisions of the Administrator shall be conclusive and binding on all parties;

          E. To adopt such forms, rules and regulations as it shall deem necessary or appropriate for the administration of the Plan and the conduct of its affairs, provided that any such forms, rules and regulations shall not be inconsistent with the provisions of the Plan;

          F. To remedy any inequity from incorrect information received or communicated or from administrative error;

          G. To commence or defend any litigation arising from the operation of the Plan in any legal or administrative proceeding;

          H. To direct the Employer to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

          I. To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

      7.5 Employer's Responsibility to Administrator.  The Employer shall
          ------------------------------------------
furnish the Administrator such data and information as he may require. The records of the Employer shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, years of service, personal data, and compensation reductions. Participants and their Beneficiaries shall furnish to the Administrator such evidence, data, or information, and execute such documents as the Administrator requests.

      7.6 Expenses.  All expenses incident to the operation and administration
          --------
of the Plan reasonably incurred, including, without limitation by way of specification, the fees and expenses of attorneys and advisors, and for such other professional, technical and clerical assistance as may be required, shall be paid by each Employer.

      7.7 Liability.  Neither the Administrator nor the Employer shall be liable
          ---------
to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Employer be liable to any person for such action unless attributable to fraud or willful misconduct on the part of the director, officer or employee of the Employer.

      7.8 Indemnification.  To the extent coverage is not provided by any
          ---------------
applicable insurance policy, the Plan Sponsor hereby agrees to indemnify the Administrator and each of its members, and to hold them harmless against any and all liability for their acts, omissions and conduct and for the acts, omissions and conduct of their duly appointed agents made in good faith pursuant to the provisions of the Plan, including, without limitation, any out-of-pocket expenses reasonably incurred in the defense of any claim relating thereto; provided, however, that no person or entity so indemnified shall voluntarily assume or admit any liability, nor, except at its or his own cost, shall any of the foregoing make any payment, assume any obligations or incur any expense without the prior written consent of the Plan Sponsor. The Plan Sponsor may purchase, at its expense, liability insurance to protect each Employer and the persons indemnified hereunder from liability incurred in the good faith administration of this Plan.

      7.9 Procedure to Claim Benefits.  Each Participant or Beneficiary must
          ---------------------------
claim any benefit to which he is entitled under this Plan by a written notification to the Administrator. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

          A.  The specific reason for the denial.

          B. Specific reference to the Plan provision on which the denial is based.

          C. Description of additional information necessary for the claimant to present his claim, if any, and an explanation of why such material is necessary.

          D.  An explanation of the Plan's claim review procedure.

     The claimant will have 60 days to request a review of the denial by the Administrator, who will provide a full and fair review. The request for review must be written and submitted to the same person who handles initial claims. The claimant may review pertinent documents, and he may submit issues and comments in writing.

     The decision by the Administrator with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as the need for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.


                   ARTICLE VIII - AMENDMENT AND TERMINATION

      8.1 Plan Amendment.  The Plan may be amended in whole or in part by the
          --------------
Committee at any time, provided, however, that no such action by the Committee shall reduce the amount of a Participant's benefit accrued as of the time thereof. Notice of any such amendment shall be given in writing to each Participant and each Beneficiary of a deceased Participant.

      8.2 Termination of the Plan.  The Committee shall have the right to
          -----------------------
terminate the Plan and/or the Deferral Agreement pertaining to a Participant at any time prior to the commencement of benefits, but only in the event that the Committee, in its sole discretion, shall determine that the economics of the Plan have been adversely and materially affected by a change in the tax laws, by any other government action or by any other event beyond the control of the Participant and the Committee or that the termination of the Plan is otherwise in the best interest of each Employer. In the event of any such termination, the Employer shall pay a benefit to the Participant or to the Beneficiary of any deceased Participant, in lieu of other benefits hereunder, equal to the full value of Participant's Deferred Benefit Accounts determined pursuant to Section
4.7 hereof. Moreover, in the event of any such termination, earnings shall continue to be credited in accordance with Section 4.7 hereof to the balance in the Participant's Deferred Benefit Accounts as of the Plan termination date.

      8.3 Amendment or Termination Procedure.  Each amendment shall be set forth
          ----------------------------------
in a written instrument and shall be authorized and approved by a resolution of the Committee. Similarly, the termination of the Plan shall be authorized and approved by a resolution of the Committee.

                          ARTICLE IX. - MISCELLANEOUS

      9.1 Funding.  Benefits payable under this Plan to a Participant or
          -------
Beneficiary, if applicable, shall be paid directly by each Employer from a so-called "rabbi trust", to the extent that such benefits are not paid from the general assets of the Employer. The rabbi trust is an irrevocable grantor trust, the assets of which are subject to the claims of the general creditors of each Employer in the event of its insolvency. Except as to any amounts paid or payable to the rabbi trust, the Employer shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and his Beneficiary shall not have any property interest in any specific assets of the Employer other than an unsecured right to receive payments from the Employer as provided herein. In the event that the amounts accumulated in the rabbi trust are not sufficient to pay the benefits payable under this Plan, such benefits shall be paid directly from the general assets of each Employer.

      9.2 No Assignment Permitted.  No Participant, Beneficiary or heir shall
          -----------------------
have any right to commute, sell, transfer, assign, alienate or otherwise convey the right to receive any payment under the terms of this Plan. Any such attempted assignment or alienation shall be considered null and void.

      9.3 Supplemental Benefits.  The benefits provided for the Participants
          ---------------------
under this Plan are in addition to benefits provided by any other plan or program of the Employer and, except as otherwise expressly provided for herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Employer and any Participant or any provisions contained therein.

      9.4 Governing Law.  The Plan shall be governed and construed under the
          -------------
internal laws of the Commonwealth of Pennsylvania, except to the extent preempted by Federal law.

      9.5 Jurisdiction.  The courts of the Commonwealth of Pennsylvania shall
          ------------
have exclusive jurisdiction in any and all actions arising under this Plan.

      9.6 Payments to Minors and Incompetents.  If a Participant or Beneficiary
          -----------------------------------
entitled to receive any benefits hereunder is a minor or is deemed by the Administrator or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian of such minor or incompetent or to such other legally appointed person as the Administrator may designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

      9.7 Binding Terms.  The terms of this Plan shall be binding upon and inure
          -------------
to the benefit of the Participants, Beneficiaries and Employer, their respective heirs, executors, administrators, successors and assigns.

      9.8 Status of Employment.  Nothing herein contained shall be deemed: (1)
          --------------------
to give any Participant the right to be retained in the employ of the Employer or a subsidiary or affiliate; (2) to affect the right of the Employer to discipline or discharge any Participant at any time; (3) to give the Employer or a subsidiary or affiliate the right to require any Participant to remain in its employ; or (4) to affect any Participant's right to terminate his employment at any time.

      9.9 Severability.  In case any provision of this Plan shall be held
          ------------
illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.

      9.1 Spendthrift Provision.  The interest of any Participant or any
          ---------------------
Beneficiary receiving payments hereunder shall not be subject to anticipation or assignment, nor to voluntary or involuntary alienation until distribution is actually made.

      9.1 Headings.  All headings preceding the text of the several Articles and
          --------
Sections hereof are inserted solely for convenience of reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.

      9.1 Rules of Interpretation.  Where the context admits, words in the
          -----------------------
masculine gender shall include the feminine and neuter genders, and the singular shall mean the plural.